                                                                       Exhibit 1



                             JEFFERIES GROUP, INC.

                       Officers' Certificate Pursuant to
                    Sections 2.01 and 3.01 of the Indenture

      The undersigned, Joseph A. Schenk, Executive Vice President of Jefferies Group, Inc., a Delaware corporation (the "Company") and Lloyd H. Feller, Secretary of the Company, pursuant to Section 3.01 of the Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003, between the Company and The Bank of New York, as Trustee (as so supplemented, the "Indenture"), and pursuant to resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on March 1, 2004 (the "Resolutions"), hereby establish and approve the terms of a series of debt securities of the Company, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the
Indenture:

            1. The title of the Securities of the series shall be "5.50% Senior Notes due 2016," CUSIP number 472319 AB 8 (the "Notes").

            2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Notes which, pursuant to
      Section 3.03, are deemed never to have been authenticated and delivered under the Indenture) is $350,000,000.

            3. The interest on any Note shall be payable to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on March 1 or September 1, as the case may be, immediately prior to the date of payment for such interest.

            4. The principal of the Notes shall be payable on March 15, 2016.

            5. The Notes shall bear interest from March 8, 2004, payable on the dates and at the rates set forth in the attached specimen Note.

            6. The principal of and interest and premium, if any, on the Notes shall be payable at such location or locations as are set forth in the attached specimen Note.

            7. The Notes shall be subject to redemption at the option of the Company, during such periods, at such prices and upon such terms and conditions as are set forth in the attached specimen Note.

            8. The Notes shall not be subject to the redemption at the option of a Holder thereof or pursuant to a sinking fund or analogous provisions.

            9. The Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

            10. The currency in which payment of the principal of and any premium and interest on the Notes shall be payable is the United States dollar.

            11. The principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
      Section 5.02 of the Indenture.

            12. The provisions of Article XIII of the Indenture shall not apply to the Notes.

            13. The Notes shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIV of the Indenture.

            14. The Notes shall not be convertible into the Common Stock of the Company or any other securities.

            15. The Notes shall be issued by the Company to the Depository Trust Company in the form of one or more Global Securities, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.

            16. There shall not be any additions to or changes of the covenants set forth in Article X of the Indenture that applies to the Notes.

            17. There shall be no other terms of the Notes, except as set forth herein and in the Indenture.

            18. All conditions precedent under the Indenture in connection with the authentication of the Notes have been complied with.

      Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Company to the undersigned in the Resolutions, hereby establish the form of the Notes, a true and complete specimen of which is attached hereto.

      IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company this 8th day of March, 2004.


                                                        /s/ Joseph A. Schenk
                                                     -------------------------
                                                        Joseph A. Schenk


                                                        /s/ Lloyd H. Feller
                                                     -------------------------
                                                        Lloyd H. Feller